Exhibit 99.A

AGREEMENT

TO

JOINTLY FILE SCHEDULE 13D

The undersigned hereby agrees to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of Intraop Medical and hereby affirm that this amendment to the previously filed Schedule 13D is being filed on behalf of each of the undersigned.

DATED:	September 09, 2005
	Chicago, Illinois	SAMIR FINANCIAL, L.L.C.

		By:	/s/ Mohammed H. Mirza
		Name:	Mohammed H. Mirza
		Title:	Manager of Samir Financial, L.L.C.

DATED:	September 09, 2005
	Chicago, Illinois	/s/ Mohammed H. Mirza
An Individual

DATED:	September 09, 2005
	Chicago, Illinois	/s/ Albert S. Grasso
An Individual